Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Wellington Management Company, LLP

Dated November 12, 2003, as amended May 31, 2006,
December 7, 2006, June 30, 2009 and June ____, 2014


SEI INSTITUTIONAL MANAGED TRUST

Enhanced Income Fund



Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Wellington Management Company, LLP

Dated November 12, 2003, as amended May 31, 2006,
December 7, 2006, June 30, 2009 and June ____, 2014

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

 Enhanced Income Fund			[REDACTED]






SEI Investments Management Corporation




Wellington Management Company, LLP


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________